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                       AMENDED AND RESTATED
                         CODE OF BY-LAWS
                                OF
                           TEKSYN, INC.


                            ARTICLE 1
                          IDENTIFICATION

     SECTION 1.01. NAME. The name of the Corporation is TEKSYN, INC. (hereinafter referred to as the "Corporation").

     SECTION 1.02. PLACE OF KEEPING CORPORATE BOOKS AND RECORDS. The books of account, records, documents and papers of the Corporation shall be kept at any place or places within or without the State of Indiana as directed by the Board of Directors. In the absence of a direction, the books of account, records, documents and papers shall be kept at the principal office of the Corporation.

     SECTION 1.03. SEAL. The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

     SECTION 1.04. FISCAL YEAR. The fiscal year of the Corporation shall end at such time as the Board of Directors shall determine. In the event the Board of Directors shall not make such a determination, the fiscal year of the Corporation shall be the fiscal year adopted in the first federal income tax return of the Corporation.

                            ARTICLE 2
                              SHARES

     SECTION 2.01. CERTIFICATES FOR SHARES. Each holder of shares of Common Stock or Preferred Stock of the Corporation shall be entitled to a certificate in such form as the Board of Directors may prescribe from time to time, signed by the President or the Vice-President, and the Secretary (or an Assistant Secretary, if any) of the Corporation.

     SECTION 2.02. TRANSFER OF SHARES. The Common Stock and Preferred Stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

     SECTION 2.03. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of Common Stock and Preferred Stock in the place of any certificate theretofore

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issued and alleged to have been lost, stolen or destroyed, but the Board of
Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

                            ARTICLE 3
                     MEETINGS OF SHAREHOLDERS


     SECTION 3.01. PLACE OF MEETINGS. All meetings of Shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     SECTION 3.02. ANNUAL MEETING. Unless otherwise determined by the Board of Directors, the annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 10:00 a.m. on the third Saturday of the third month following the close of each fiscal year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

     SECTION 3.03. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, by the Board of Directors, or by Shareholders holding of record not less than one-fourth of all the shares of Common Stock and Preferred Stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat; and shall be called by the President at the request in writing of a majority of the Board of Directors or Shareholders holding of record a majority of all the shares of Common Stock and Preferred Stock outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called. Any request for a special meeting of the Shareholders shall state the purpose or purposes of the proposed meeting.

     SECTION 3.04. RECORD DATE. The Board of Directors may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board of Directors fixing a record date as herein provided, the record date shall be the fourteenth day prior to the date of the meeting.

     SECTION 3.05. NOTICE OF MEETINGS. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of The Indiana General Corporation Act, the Articles of Incorporation or the Code of By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each holder of Common Stock and Preferred Stock of the


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Corporation at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) days before the date of the meeting. Each Shareholder who has in the manner provided below waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.

     SECTION 3.06. WAIVER OF NOTICE. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

     Section 3.07. PROXIES. A Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.

     SECTION 3.08. QUORUM. At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles of Incorporation or the Code of By-Laws. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     SECTION 3.09. VOTING LISTS. The Secretary of the Corporation shall make, at least five (5) days before each election of Directors, a complete list of the Shareholders entitled by the Articles of Incorporation to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any Shareholder at any time during usual business hours for a period of five (5) days prior to such election. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any Shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine such list, or the stock ledger or transfer book, or to vote at any meeting of the Shareholders.


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     SECTION 3.10.  ORDER OF BUSINESS.  The order of business at the annual meetings, and so far as practicable at all other meetings, of Shareholders, shall be:

          ITEM (1).      Proof of due notice of meeting.

          ITEM (2).      Determination of quorum.

          ITEM (3).      Reading and disposal of any unapproved minutes.

          ITEM (4).      Reports of Officers and Committees.

          ITEM (5).      Unfinished business.

          ITEM (6).      New business.

          ITEM (7).      Election of Directors.

          ITEM (8).      Adjournment.

     SECTION 3.11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the proceedings of the Shareholders.

                            ARTICLE 4
                        BOARD OF DIRECTORS

     SECTION 4.01. DUTIES AND NUMBER. The business and affairs of the Corporation shall be managed under the direction of a Board of five (5) Directors.

     SECTION 4.02. ELECTION, TERM OF OFFICE AND QUALIFICATION. Directors shall be elected at each annual meeting of the Shareholders by the holders of the Common Stock and Preferred Stock entitled by the Articles of Incorporation to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be Shareholders of the Corporation. No decrease in the number of Directors at any time provided for by the Code of By-Laws shall have the effect of shortening the term of any incumbent Director.

     SECTION 4.03. POWERS OF DIRECTORS. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Articles of Incorporation, or the Code of By-Laws.

     SECTION 4.04. ANNUAL MEETING. Unless otherwise determined by the President or the Board of Directors, the Board of Directors shall meet each year immediately after the annual meeting of the


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Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.

     SECTION 4.05. OTHER MEETINGS. Regular meetings of the Board of Directors may be held, without notice, at such time as may from time to time be fixed by resolution of the Board. Special meetings of the Board of Directors may be called at any time by the President, and shall be called on the written request of any member of the Board of Directors. Notice of such a special meeting shall be sent by the Secretary to each Director at his residence or usual place of business by letter or telegram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a Director personally at any time during such second preceding day. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and notice may be waived (either before or after the time of the meeting) by absent Directors, either by written instrument or telegram. Such meetings may be held at any place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     SECTION 4.06. MEETING BY TELEPHONE, ETC. Any or all of the members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or the committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

     SECTION 4.07. QUORUM. The presence of four Directors shall be necessary to constitute a quorum for the transaction of any business except as may otherwise be required in the Articles of Incorporation with respect to the filling of vacancies in the Board of Directors. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation, or the Code of By-Laws. Anything herein to the contrary notwithstanding, two-thirds of the Directors present at a meeting at which a quorum is present shall be necessary to approve the (i) sale or merger of the Corporation, the disposition of all or substantially all of its assets or any similar transaction, (ii) engagement of the Company in any business other than microcomputer hardware and software design, manufacture, sale and service,
(iii) declaration of dividends or similar distributions, (iv) acquisition of any material business or assets, (v) incurrence or forgiveness of a loan to any Corporation shareholder or officer, (vi) annual budget, (vii) compensation plans for top management including bonuses, (viii) incurrence of any capital expenditures in excess of budget, (ix) employee stock incentive plans, (x) incurrence of debt or issuance of new equity, (xi) hiring relatives of employees and (xii) any amendment, alteration or repeal of the Code of By-Laws.

     SECTION 4.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if

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a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 4.09. RESIGNATIONS. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.10. COMPENSATION OF DIRECTORS. The Board of Directors is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation.

                             ARTICLE 5
                             OFFICERS

     SECTION 5.01. NUMBER AND QUALIFICATIONS. The Officers of the Corporation shall consist of the President, one (l) or more Vice-Presidents (if any), the Secretary, the Treasurer, and such other officers as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. The President shall be chosen from among the Directors. Any two (2) or more offices may be held by the same person.

     SECTION 5.02. ELECTION AND TERM OF OFFICE. The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

     SECTION 5.03. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.04. REMOVAL. Any Officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified.

     SECTION 5.05. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

     SECTION 5.06. PRESIDENT. Subject to the general control of the Board of Directors, the President shall manage and supervise all the affairs and personnel of the Corporation and shall



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discharge all the usual functions of the chief executive officer of a corporation. He shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the Code of By-Laws or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of The Indiana General Corporation Act, the Articles of Incorporation and the Code of By-Laws.

     SECTION 5.07. VICE-PRESIDENTS. The Vice-Presidents, in the order designated by the President or the Board of Directors, shall have all powers of, and perform all duties incumbent upon, the President during his absence or disability and shall have such other powers and duties as the Code of By-Laws, the Board of Directors or the President may prescribe.

     SECTION 5.08. SECRETARY. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees appointed by the Board of Directors. He shall perform such other duties as the Code of By-Laws, the Board of Directors or the President may prescribe. He shall give all notices of the Corporation and, in case of his absence, negligence or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called as provided by these the Code of By-Laws.

     SECTION 5.09. TREASURER. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the Code of By-Laws, the Board of Directors or the President may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     SECTION 5.10. ASSISTANT OFFICERS. The Board of Directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as the Code of By-Laws, the Board of Directors or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

     SECTION 5.11. DELEGATION OF AUTHORITY. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the

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powers or duties of such Officer to any other Officer or to any Director, for the time being, provided a majority of the entire Board concurs therein.

                            ARTICLE 6
                SPECIAL CORPORATE ACTS, NEGOTIABLE
             INSTRUMENTS, DEEDS, CONTRACTS AND STOCK

     SECTION 6.01. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: President, Vice-President, Secretary or Treasurer. The Board of Directors may, however, authorize any one or more of such officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board of Directors may designate any employee or employees of the Corporation, in addition to those named above, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

     SECTION 6.02. EXECUTION OF DEEDS, CONTRACTS, ETC. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the President, the Vice-President or by any other Officer so authorized by the Board of Directors, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

     SECTION 6.03. ORDINARY CONTRACTS AND AGREEMENTS. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer of the Corporation or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

     SECTION 6.04. ENDORSEMENT OF CERTIFICATES FOR SHARES. Unless otherwise directed by the Board of Directors, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or the Vice-President, and such endorsement shall be duly attested by the Secretary.

     SECTION 6.05. VOTING OF SHARES OWNED BY CORPORATION. Unless otherwise directed by the Board of Directors, any share or shares issued by any other corporation and owned, or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if he be present, or in his absence by the Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Vice-President of the Corporation. Any person or persons designated in the


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manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

                             ARTICLE 7
                            AMENDMENTS

     SECTION 7.01.  AMENDMENT OF BY-LAWS.  Subject to the requirements of
Section 4.07, the power to make, alter, amend or repeal the Code of By-Laws of the Corporation is vested in the Board of Directors.




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